EXHIBIT 10.43

NOTE PURCHASE AGREEMENT

This note purchase agreement made and entered into this 12th day of January, 2010, by and between American Tonerserv Corp., a Delaware corporation (the “Company”), and Galt Asset Management LLC (“Galt”).

W I T N E S S E T H:

WHEREAS, Galt has advanced the Company a total of $300,000 as a loan, but, as of the date of this agreement, the Company has not executed a promissory note setting forth the payment terms of the loan; and

WHEREAS, the Company and Galt desire to set forth in this Agreement and the Note the terms and conditions pursuant to which the prior advance was made and upon which future advances of up to $200,000 may be made; and

WHEREAS, in consideration of the advances heretofor made by Galt and which may be made pursuant to this Agreement, the Company has agreed to issue shares of Common Stock to Galt; and

WHEREAS, the Applicable Subsidiaries have agreed to guaranty the obligations of the Company to Galt and have agreed to grant Galt a security interest in and to certain of its assets, all as set forth in the Security Agreement; and

WHEREAS, the Applicable Subsidiaries will directly benefit from the loans made by Galt to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                  Definitions.

(a)                “1933 Act” means the Securities Act of 1933, as amended.

(b)               “1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)                “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question.  The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

(d)               “Applicable Subsidiaries” means Optima Technologies, LLC and NC TonerServ, LLC, both Delaware limited liability companies.

(e)                “Authorized Stock Proviso” shall have the meaning set forth in Section 4(f) of this Agreement.

(f)                 “Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

(g)                 “Certificate of Incorporation” means the certificate of incorporation of the Company, as the same may be amended from time to time.

(h)                 “Closing” means the consummation of the transactions contemplated by this Agreement, all of which transactions shall be consummated contemporaneously with the Closing.

(i)                  “Closing Date” means the date on which the Closing occurs, which shall be determined by the parties.

(j)                 “Common Stock” means the Company’s common stock, which is presently designated as the common stock, par value $.001 per share.

(k)               “Company’s Governing Documents” means the Certificate of Incorporation and Bylaws.

(l)                  “Conversion Shares” mean the shares of Common Stock issuable upon conversion of the Notes.

(m)              “Delaware Law” shall mean the Delaware General Corporation Law.

(n)                “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to any stock or option plan that was or may be adopted by a majority of independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, (b) securities upon the exercise of or conversion of any (i) securities issued pursuant to this Agreement and the Notes, (ii) any other options, warrants or convertible securities which are outstanding on after completion of the Closing or (iii) securities issued pursuant to options and warrants issued under a plan adopted pursuant to (a) above, and (c) securities issued pursuant to acquisitions of an operating company in a business which the Company’s board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(o)               “Guaranty” means the guaranty by the Applicable Subsidiaries of the obligations of the Company pursuant to the Notes, which Guaranty shall be in substantially the form of Exhibit A.

(p)               “Initial Shares” means the shares of Common Stock issuable pursuant to Section 2(a) of this Agreement.

(q)                “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company or any of its Subsidiaries that is material and adverse to the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any Subsidiary to perform any of its material obligations under this Agreement, the Notes or the Guaranty to perform its obligations under any other material agreement.

(r)                 “New Offering” shall have the meaning set forth in Section 6(f) of this Agreement.

(s)                “Note(s)” mean the promissory notes issued by the Company in respect of advances heretofore made by Galt and as may be made pursuant to this Agreement, which shall be in substantially the form of Exhibit B to this Agreement.

(t)                 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

(u)                “Registrable Shares” means the Shares and the Conversion Shares unless such Shares may be sold without limitation pursuant to Rule 144 of the SEC under the 1933 Act.

(v)                “Restricted Stockholder” shall have the meaning set forth in Section 6(g) of this Agreement.

(w)              “Securities” means the Notes and the Shares.

(x)                “Security Agreement” means the security agreement by and among the Company, the Applicable Subsidiaries and Galt, which shall be in substantially the form of Exhibit C to this Agreement.

(y)                “SEC” means the Securities and Exchange Commission.

(z)                “SEC Documents” means, at any given time, the Company’s latest Form 10-K or Form 10-KSB and all Forms 10-Q or 10-QSB and 8-K and all proxy statements or information statements filed between the date the most recent Form 10-K or Form 10-KSB was filed and the date as to which a determination is being made.

(aa)            “Shares” means the Initial Shares and the Conversion Shares.

(bb)           “Subsidiary” means an entity in which the Company and/or one or more other Subsidiaries directly or indirectly own either 50% of the voting rights or 50% of the equity interests.

(cc)            “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Notes, the Guaranty and the Security Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

(dd)           References.   All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

2.                  Issuance of Notes and Initial Shares.

(a)                Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company shall issue and deliver to Galt contemporaneously with the execution of this Agreement, (i) one or more Note in the aggregate principal amount of $300,000 and (ii) 2,500,000 shares of Common Stock.  Each Note shall bear interest at the interest rate set forth in the Note from and after the date of the advance by Galt to which the Note relates, regardless of the date the Note is formally issued.

(b)               On the Closing Date, the Company shall issued to Galt a Note in the principal amount equal to the amount paid by Galt for the Note.  The purchase price of the Note shall be equal to the principal amount of the Note.

(c)                If the Note referred to in Section 2(b) of this Agreement shall be less than $200,000, then subject to the consent of the Company and Galt, Galt may purchase a Note in the principal amount of the amount by which $200,000 exceeds the principal amount of the Note issued pursuant to said Section 2(b) for a purchase price equal to the amount such principal amount.

(d)               The Notes shall be convertible into Common Stock on the terms set forth in the Note.

(e)                Payment of the Note shall be guaranteed by the Applicable Subsidiaries and the guaranty of the Applicable Subsidiaries shall be secured by a security interest in certain assets of the Applicable Subsidiaries, all as set forth in the Guaranty and Security Agreement.

3.                  Closing Date and Deliveries at Closing.

(a)                The Closing of the purchase of the Note referred to in Sections 2(b) and 2(c) of this Agreement shall be held at the offices of Galt, 223 Wall Street, Suite 144, Huntington, New York 11743 on the Closing Date.  Except for the Notes, which shall be physically delivered, all other deliveries shall be by facsimile or PDF, with originals to follow.

(b)               In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to Galt, the following:

(i)                  an executed Agreement with all exhibits and schedules attached hereto;

(ii)                Notes in the names of Galt in the principal amount equal to the purchase price thereof;

(iii)               The Guaranty executed by the Applicable Subsidiaries;

(iv)              The Security Agreement, executed by the Company and the Applicable Subsidiaries;

(v)                Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby and thereby;

(vi)              Good standing certificate from the Secretary of State of the State of Delaware;

(vii)             Copy of the Company’s Certificate of Incorporation, as currently in effect, certified by the Secretary of State of the State of Delaware;

(viii)           Evidence that the Company is current in its filings with the SEC, and that the Company’s Common Stock is trading on the OTC Bulletin Board.

(ix)              An opinion from the Company’s counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investors; and

(x)                The certificate of the Company’s chief executive and financial officer to the effect that (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date; (ii) the Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date; and (iii) no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

(xi)              Such other documents or certificates as shall be reasonably requested by Galt.

(c)                In addition to and without limiting any other provision of this Agreement, Galt agree to deliver, or cause to be delivered, to the Company, the following:

(i)                  Payment of the purchase price of any Notes being purchased at such Closing;

(ii)                This Agreement executed by Galt; and

(iii)               The Guaranty and Security Agreement executed by Galt.

(d)               The Company and Galt shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

4.                  Representations and Warranties of the Company.  The Company represents and warrants to Galt as of the date hereof and as of Closing Date (which warranties and representations shall survive the Closing regardless of any examinations, inspections, audits and other investigations Galt have heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

(a)                Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its Subsidiaries.

(b)               The complete and correct copies of the Company’s Governing Documents (a) have been provided to Galt and (b) have been filed with the SEC in accordance with the regulations of the SEC and (c) and are and will be in full force and effect on the Closing Date.

(c)                The authorized and outstanding capital stock of the Company as of the date of this Agreement and as adjusted to reflect the issuance and sale of the Securities pursuant to this Agreement is set forth in Schedule 4(c) to this Agreement.  Schedule 4(c) lists all shares and potentially dilutive events, including shares issuable pursuant to employment, consulting and other services agreements, acquisition agreements, options and equity-based incentive plans, debt securities, convertible securities, financing or business relationships as well as each agreement, plan, arrangement or understanding pursuant to which any shares of any class of capital stock may be issued, a copy of each of which has been provided to Galt.

(d)               All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights.

(e)                Except as contemplated by this Agreement and as set forth in Schedule 4(c), there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.  The Company agrees to inform Galt in writing of any additional warrants granted prior to the Closing Date.

(f)                 The Company has all requisite corporate power and authority to execute and deliver this Agreement, Notes, the Security Agreement, the Shares and any other Transaction Documents to which the Company is a party, to and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The Applicable Subsidiaries have the requisite corporate power and authority to execute and deliver the Guaranty and the Security Agreement and to consummate the transactions contemplated thereby.  The execution and delivery of this Agreement, the Notes and the Shares, the Guaranty, the Security Agreement and any other Transaction Documents to which the Company or any Applicable Subsidiary is a party have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any the granting of equitable relief is in the discretion of the court. Notwithstanding the foregoing, no representation is made with respect to the ability of the holder of the Note to convert the Note if, and to the extent that, the conversion price of the Note would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized Common Stock exceeds the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to one or more outstanding series of preferred stock, the foregoing proviso being referred to as the “Authorized Stock Proviso.”

(g)                The Notes, the Guaranty and the Security Agreement, when executed and delivered pursuant to this Agreement, will constitute the valid and binding obligations of the Company and the Applicable Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any the granting of equitable relief is in the discretion of the court.

(h)                The Company will, at all times, have available and reserved from the authorized and unissued shares of Common Stock such number of shares of Common Stock as may be issuable upon conversion of the Notes except to the extent that stockholder approval may be required as a result of the Authorized Stock Proviso, in which event, the Company will immediately seek and obtain stockholder approval to an amendment to the Certificate of Incorporation to increase the authorized Common Stock to a number sufficient to enable the Company to be in compliance with this Section 4(h).

(i)                  Neither the execution and delivery of this Agreement or the Security Agreement by the Company nor the execution and delivery of the Guaranty and the Security Agreement by the Applicable Subsidiaries nor the issuance of the Notes and the Shares nor the performance by the Company of its obligations hereunder and thereunder will:  (i) conflict with or violate the Company’s or any Subsidiary’s Governing Instruments; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company or any Subsidiary; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result  in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is bound, other than such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens that would not, in the aggregate, have a Material Adverse Effect.

(j)                 The consolidated financial statements of the Related Companies for the years ended December 31, 2008 and 2007, including consolidated balance sheets and consolidated statements of operations, stockholders’ equity and cash flows, together with the notes thereon, certified by Perry-Smith LLP (“Perry-Smith”), the Company’s independent registered accounting firm, together with the unaudited consolidated financial statements for the nine months ended September 30, 2008 and 2009, consisting of a balance sheet at September 30, 2009, and statements of operations and cash flows for the nine months ended September 30, 2009 and 2008, which have been reviewed by Perry-Smith have been delivered to Galt.  Each of the consolidated balance sheets fairly presents the financial position of the Company and the Subsidiaries, as of its date, and each of the consolidated statements of operations and cash flows (including any related notes and schedules thereto) fairly presents the results of operations, and cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.  Perry-Smith is independent as to the Company in accordance with the rules and regulations of the SEC.  The books and records of the Company and the Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.  Except as disclosed in writing to Galt, neither the Company nor any Subsidiary has received any advice from Perry-Smith to the effect that there is any significant deficiency or material weakness in the Company’s or any Subsidiary’s controls or recommending any corrective action on the part of the Company.  Neither the Company nor any Subsidiary has any contingent liability which is not reflected in the financial statements.

(k)               Neither the Company nor any Subsidiary is in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of, any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

(l)                  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(m)              The Company is required to file reports pursuant to Section 15(d) of the 1934 Act.  The Company has filed all reports required to be filed with the SEC in a timely manner. All SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Except as may have been corrected or supplemented in a subsequent SEC Report, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. Except as set forth in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as set forth in the most recently filed periodic report under the 1934 Act.

(n)                The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(o)               The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board.

(p)               To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

(q)               Subject to the accuracy of Galt’s representations in Section 5 of this Agreement, the sale of the Note by the Company to Galt or the issuance of Shares will not require registration under the 1933 Act.  The Initial Shares are, and the Conversion Shares, when issued upon conversion of the Notes in accordance with their terms, will be duly and validly authorized and issued, fully paid, and non-assessable.  The Company is issuing Initial Shares and the Notes, and upon conversion of the Notes, the Conversion Shares in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act.

(r)                 Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Notes or Shares under the 1933 Act, except as required herein.

(s)                Since December 31, 2008, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company or any Subsidiary. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company or any Subsidiary from historical levels. Since December 31, 2008, no event or circumstance has occurred or exists with respect to the Company or any Subsidiary, that, under any applicable law, rule or regulation, requires or would require, public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to Galt.

(t)                 The Company has not disclosed to Galt any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

(u)                No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to Galt pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.                  Representations and Warranties of Galt.  Galt represents and warrants to the Company that:

(a)                The state in which any offer to purchase shares hereunder was made or accepted by Galt is the state shown as Galt’s address. Galt was not formed for the purpose of investing solely in the Securities.

(b)               Galt has the requisite power and authority to enter into and perform this Agreement and to purchase the Note. The execution, delivery and performance of this Agreement by Galt and the consummation by Galt of the transactions contemplated hereby have been duly authorized by all necessary action where appropriate.

(c)                Galt acknowledges that Galt is able to bear the financial risks associated with an investment in the securities being purchased by Galt from the Company and that it has been given full access to such records of the Company and its Subsidiaries and to the officers of the Company and its Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. Galt is capable of evaluating the risks and merits of an investment in the securities being purchased by Galt from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and Galt is capable of bearing the entire loss of its investment in the securities being purchased by Galt from the Company.

(d)               Galt is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its manager and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by Galt from the Company.

(e)                No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Galt.

(f)                 Galt understands that its investment in the Securities involves a high degree of risk.  Galt understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by Galt from the Company. Galt warrants that Galt is able to bear the complete loss of Galt’s investment in the securities being purchased by Galt from the Company.

(g)                No representation or warranty made by Galt in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

6.                  Covenants of the Company.

(a)                As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, the maximum number of shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Notes.

(b)               The Company hereby agrees to comply and to cause each Subsidiary to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

(c)                The Company will continue its obligation to report to the SEC under Section 12 or 15(d) of the 1934 Act and comply in all respects with its reporting and filing obligations under the 1934 Act, will file in a timely manner each report on a Form 10-Q and Form 10-K and any other report for which a filing is required under Section (c)(1) of Rule 144 of the SEC under the 1933 Act in order than holders of restricted securities may sell the restricted securities pursuant to said Rule 144, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act until Galt have disposed of all of the Shares.

(d)               The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

(e)                The Company shall not take any action which would cause its Common Stock not to be traded on the OTC Bulletin Board, except that the Company may list the Common Stock on the Nasdaq Stock Market or the New York Stock Exchange, including any exchanges that are operated by such exchanges, including the American Stock Exchange, if it meets the applicable listing requirements.  If, for any time after the Closing, the Company is no longer in compliance with this Section 6(c) or this Section 6(e), then the Company shall pay to Galt as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the aggregate principal amount of Notes outstanding on the date that the Company ceases to be in compliance with either Section 6(c) or this Section 6(e) for each whole or partial month that the Company is not in compliance with such covenants. Such liquidated damages shall be payable monthly on the tenth (10th) day of the following calendar month and shall cease at the time the Company begins complying with the provisions of both Section 6(c) and this Section 6(e). Payment shall of liquidated damages under this Section 6(e) shall be made in cash or in shares of Common Stock, valued at the lesser of (i) the then current conversion price of the Notes or (ii) the average of the closing price (or low bid price on any trading day on which there were no reported sales of the Common Stock) for the five trading days prior to the date on which the payment of liquidated damages is required to be made pursuant to either Section 6(c) or this Section 6(e).

(f)                 As long as any Notes are outstanding, in the event that the Company shall have a private placement of Common Stock or other securities convertible into or exchangeable for Common Stock (a “New Offering”), Galt shall have the right to cancel and exchange all or part of he principal amount of Notes outstanding, together with accrued and unpaid interest thereon, for an equal dollar amount purchase price of the securities being offered in the New Offering.  The Company shall give Galt at least ten business days (as defined below) notice of each such New Offering and Galt shall have ten trading days (as defined below) to exercise its right of exchange with respect to such New Offering. After receipt of such notice of a New Offering and the expiration of the ten trading day period to exercise their exchange rights, the right to exchange shall expire with respect to that New Offering; without prejudice to Galt’s right with respect to any future New Offering.  The term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the New York, New York are authorized or required by law to be closed. The term “trading day” means any day on which any shares of Common Stock are actually traded on the principal market for the Common Stock.

(g)                The Company shall, within 30 days from the date of this Agreement, take such steps as are necessary so that shares of Common Stock can be issued or transferred electronically, including the ability of the Company’s transfer agent to issue the Conversion Shares by DWAC.

(h)                The Company has received the agreement of each Restricted Stockholder that provides that he or she will not, without the prior written consent of Galt, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a period commencing on the date of this Agreement and ending six months after the closing or a future public offering. Such agreements also provide that during the six months immediately following the lock-up period described in the preceding sentence, none of such directors and executive officers will sell in any one month more than one twelfth of the shares of Common Stock presently owned by him or her. Restricted Stockholders shall mean any Person who is an officer, director or Affiliate of the Company, other than Thomas Hakel.  Without limiting the generality of the foregoing, the Restricted Stockholders shall not directly or indirectly offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company in a transaction which is not in the public market unless the transferee agrees to be bound by the provisions of this Section 6(h).

(i)                  The Company shall, within 30 days from the date of this Agreement, obtain the agreement of each person who is listed in the table in Item 12 of the Company’s Form 10-K for the year ended December 31, 2008 to vote in favor of the amendment to the Company’s Certificate of Incorporation pursuant to Section 4(h) of this Agreement.

(j)                 At Closing, the Company shall reimburse Galt for its legal expenses, not to exceed $10,000.  Such amount may be deducted from the purchase price of the Notes.

7.                  Piggy-back Registration Rights.

(a)                In the event that, at any time subsequent to the Closing Date, the Company registers its securities pursuant to the 1933 Act, in connection with a public offering of its securities (other than a registration statement on Form S-4 or S-8 or subsequent similar forms), the Company shall advise the Galt by written notice at least two (2) weeks prior to the date the Company anticipates filing any registration statement under the 1933 Act covering any securities of the Company and will upon the request of Galt, include in any such registration statement, such information as may be required to permit a public offering of the Registrable Shares; provided, however, that the Company shall not be required to include such Registrable Shares in a registration statement relating to an offering by the Company of securities for its own account if the managing underwriter shall have advised the Company in writing that the inclusion of such Registrable Shares will have a material adverse effect upon the ability of the Company to sell securities for its own account. The Company shall keep the registration statement current and effective for the holders for a period of twelve months from the effective date of such registration statement or until such earlier date as all of the registered Registrable Shares shall have been sold, subject to the last sentence in this Section 7(a).  In connection with such registration, if requested by the managing underwriter or placement agent as a condition to the inclusion of the Registrable Shares in the registration statement, the holders shall agree not to sell or otherwise distribute the Registrable Shares pursuant to the registration statement for such period not to exceed six months (the “lock-up period”) as the managing underwriter shall request, in which event the Company shall keep the registration statement current and effective until the expiration of twelve months from the end of the lock-up period or such earlier date as all of the registered Registrable Shares shall have been sold.  If the Company is eligible to register the Registrable Shares on a Form S-3 or similar short-form registration statement, the Company shall use such form and shall keep the registration statement current and effective until all of the Registrable Shares shall have been sold.

(b)               The Company shall bear the entire cost and expense of any registration of securities pursuant to Section 7(a) of this Warrant.  Any holder whose Registrable Shares are included in any such registration statement pursuant to this Section 7 shall, however, bear any transfer taxes or underwriting discounts or commissions applicable to the Registrable Shares sold by him pursuant thereto as well as any fees and disbursements of counsel for the holder.

(c)                With respect to any registration statement in which Registrable Shares are included, the Company will, and hereby does agree to, indemnify and hold harmless Galt and any other holder of any Registrable Shares covered by such registration statement, its managers, members, directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Shares or to any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the 1933 Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

(d)               Galt, and any other holder whose Registrable Shares are included in a registration statement, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(c)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Galt or such other holder of Registrable Shares specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Galt. The indemnification by the Galt shall be limited to $25,000.

(e)                Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 7(c) and 7(d) of this Agreement, such indemnified party will, if  claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 7(c) or 7(d), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such reasonable judgment of counsel to the indemnified party, a conflict of interest, as hereinafter defined, between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.  If the defendants in any action covered by this Section 7(e) include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party (collectively, a “conflict of interest”), the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party.  Such counsel shall be selected by the holders of a majority of the shares of Common Stock having an indemnity claim against the Company, whether pursuant to this Agreement or any other agreements which provide such or similar indemnity.

(f)                 The indemnification required by Sections 7(c) and 7(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(g)                If the indemnification provided for in Sections 7(c) and 7(d) is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder of Registrable Shares or underwriter, as the case may be, on the other from the distribution of the Registrable Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder of Registrable Shares or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder of Registrable Shares or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Shares shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Shares by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder of Registrable Shares or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder of Registrable Shares or by the underwriter and the parties’ relative intent, knowledge, access to information supplied by the Company, by the holder of Registrable Shares or by the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained herein, and in no event shall the obligation of any indemnifying party to contribute under this Section 7(g) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

(h)                The Company and the holders of Registrable Shares agree that it would not be just and equitable if contribution pursuant to Section 7(g) were determined by pro rata allocation (even if the holders of Registrable Shares and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(i)                  Notwithstanding the provisions of Sections 7(g) and 7(h), no holder of Registrable Shares or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Shares in the applicable Registration Statement or (ii) in the case of an underwriter, the total price at which the Registrable Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(j)                 Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Registrable Shares or convert any Note.

(k)               In connection with any registration statement filed pursuant to this Section 7, the Company shall supply prospectuses and qualify the Registrable Shares for sale in such states as the Company is otherwise registering or qualifying its securities, provided, that the Company shall not be required to qualify or register the Registrable Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

(l)                  The registration rights contained in this Section 7 shall relate to the Registrable Shares held by Galt and any transferee unless (i) Galt or such transferee may sell such Registrable Shares pursuant to Rule 144 of the SEC under the 1933 Act or any subsequent similar rule without limitation as to the number of shares which may be sold or (ii) the shares have been acquired by the transferee in a transaction whereby the purchaser may sell the Registrable Shares without restriction.

(m)              The Company’s agreements with respect to the Registrable Shares in this Section 7 shall continue in effect regardless of the conversion of the Notes.

(n)                Nothing in this Section 7 shall be construed to restrict the ability of Galt or any transferee to sell Registrable Shares in a transaction which is exempt from registration pursuant to Rule 144 of the SEC pursuant to 1933 Act.

8.                  Miscellaneous.

(a)                Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in Section 6(h).

(b)               Galt agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by Galt or failure by Galt to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  The Company agrees to indemnify, defend and hold Galt (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  In no event shall the Company or Galt be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party.  In the event of the failure of the Company to issue the Conversion Shares in violation of the provisions of this Agreement, Galt, in addition to its right to obtain damages, shall be entitled to a remedy of specific performance. The indemnification by Galt shall be limited to $25,000.  This Section 8(b) shall not relate to indemnification relating to the any registration of Shares pursuant to the 1933 Act.

(c)                This Agreement (together with the Schedule, Exhibits and documents referred to herein) constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and written agreements, understandings and letters of intent.  This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver.  No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(d)               All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed.  Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier (if a telecopier number is provided) or e-mail, upon the date of receipt provided that receipt is acknowledge by the recipient.  Notices shall be sent to the parties as follows:

If to the Company:

American Tonerserv Corp.

420 Aviation Blvd., Suite 103

Santa Rosa, CA 95403

Attention: Ryan Vice, Chief Financial Officer

e-mail: rvice@americantonerserv.com

Fax: (707) 540-6044

If to Galt:

Galt Asset Management LLC

223 Wall Street, Suite 144

Huntington, New York 11743

Attn: Brian Vitale, Manager

E-mail: bvitale@galtasset.com

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(e)                This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of Suffolk in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process  may be made (x) in the manner set forth in Section 9(d) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law. EXCEPT TO THE EXTENT PROHIBITED BY LAW, THE PARTIES WAIVE RIGHT TO A JURY TRIAL.

(f)                 Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)                If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h)                This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

(i)                  This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.  In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

(j)                 Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

(k)               The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

(l)                  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[Signatures on following page]

IN WITNESS WHEREOF, Galt and the Company have as of the date first written above executed this Agreement.

AMERICAN TONERSERV CORP.

By: _/s/ Chuck Mache

       Chuck Mache, Chief Executive Officer

GALT ASSET MANAGEMENT LLC

By: /s/ Brian Vitale

                  Brian Vitale, Manager